UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2005

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01	Entry into a Material Definitive Agreement.
On December 1, 2005, Alliance Semiconductor Corporation (the Company or Alliance) entered into an employment agreement with Melvin L. Keating, effective immediately. Under the employment agreement, Mr. Keating, Interim President, Chief Executive Officer and Chief Financial Officer of the Company, will receive a base salary of $35,000 per month and an option to purchase up to 100,000 shares of the Company’s common stock. Pursuant to the stock option agreement, the option (1) is subject to a one-year cliff and vests ratably annually over 5 years subject to Mr. Keating’s continuous service to the Company; (2) has an exercise price equal to $2.92, the fair market value of the Company’s common stock on the date of grant as determined based on the closing sales price of the Company’s common stock on the Nasdaq National Market on December 1, 2005; and (3) is subject to full acceleration in the event of a Change of Control, as defined in the stock option agreement.
The description of the employment agreement and stock option agreement is not intended to be complete and is qualified in its entirety by the complete text of the documents attached to this filing as exhibits, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Pursuant to the Settlement Agreement by and among the Company, members of the Company’s Board of Directors and certain of its former board members dated October 17, 2005, on December 1, 2005, the Board of Directors of Alliance accepted the resignation of Mr. N. Damodar Reddy as the President, Chief Executive Officer and Interim Chief Financial Officer of the Company. Mr. Reddy continues to serve as the Chairman of the Board of Directors of the Company.
(c) On December 1, 2005, the Board of Directors of Alliance appointed Melvin L. Keating to serve as the Company’s Interim President, Chief Executive Officer and Chief Financial Officer, effective immediately.
Mr. Keating, 58, has served as a special consultant to the Company since October 2005, reporting directly to the Board of Directors. Immediately prior to joining the Company, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx, Inc. (NASDAQ: QVDX) from April 2004 to September 2005. Prior to Quovadx from 1997 to 2004, Keating served as a strategy consultant to Warburg Pincus Equity Partners, a private equity and venture capital firm, where he sourced deals and performed due diligence. From 1995 to 1997, Mr. Keating served as President and CEO of Sunbelt Management, a $1 billion net worth private company that owns and manages commercial and retail properties and is the largest landlord of Target Stores. From 1986 to 1995, Mr. Keating served as Senior Vice President — Finance and Administration of Olympia & York Companies (and its successors), a $20 billion private company that developed NYC’s World Financial Center and London’s Canary Wharf. From 2001 to 2004, Mr. Keating served on the Board of Price Legacy Corporation, a REIT he helped create while at Warburg Pincus. In addition he serves on the Board of Plymouth Rubber

Company. Mr. Keating holds two Masters degrees from the University of Pennsylvania, Wharton School.
A copy of the press release announcing the foregoing is filed as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure.
On December 5, 2005, the Company issued a press release announcing notification from Nasdaq that the Company has regained compliance with Nasdaq’s Marketplace Rule 4310(c)(14), a violation of which caused Nasdaq to issue the Company a Staff Determination Letter on November 15, 2005. This violation was corrected after the Company filed its Form 10-Q for the quarter ended September 24, 2005 with the Securities and Exchange Commission. Consequently, the “E” appended to the Company’s ticker symbol was removed, and starting at the opening of business on December 5, 2005, Alliance again trades under the ticker symbol ALSC.
In the same press release, the Company announced that its annual meeting of stockholders will be held on January 12, 2006. The record date for determining stockholders eligible to participate in the annual meeting was December 2, 2005.
A copy of the press release announcing the foregoing is filed as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.

10.1.	Employment Agreement with Melvin L. Keating dated December 1, 2005.

10.2.	Stock Option Agreement with Melvin L. Keating dated December 1, 2005.

99.1.	Press Release issued December 5, 2005 Regarding Executive Officer Appointment.

99.2.	Press Release Issued December 5, 2005 Regarding Nasdaq Compliance and Stockholder Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: December 5, 2005	By:	/s/ Melvin L. Keating
Melvin L. Keating
Interim President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

10.1.	Employment Agreement with Melvin L. Keating dated December 1, 2005.

10.2.	Stock Option Agreement with Melvin L. Keating dated December 1, 2005.

99.1.	Press Release issued December 5, 2005 Regarding Executive Officer Appointment.

99.2.	Press Release Issued December 5, 2005 Regarding Nasdaq Compliance And Stockholder Meeting.